                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement          [ ] Confidential, for Use of the
                                               Commission  Only [as permitted
                                               by Rule 14a-6(e)(2)]
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule
      14a-11(c) or Rule 14a-12

                            NEW ENGLAND FUNDS TRUST I
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)  Title of each class of securities to which transaction applies:
      2)  Aggregate number of securities to which transaction applies:
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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
      4)  Proposed maximum aggregate value of transaction:
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[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange Act
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      paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount previously paid:
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      4)  Date Filed:

                                     LOGO

------------------------------------------------------------------------------


February 19, 1997


Dear New England International Equity Fund Shareholder:

    The enclosed Proxy Statement contains detailed information regarding an important proposal affecting New England International Equity Fund. We have summarized the most pertinent information below. Please refer to it before turning to the Proxy Statement.

Q. WHAT IS THIS PROPOSAL ABOUT?

A. We are asking you to approve the appointment of LOOMIS, SAYLES & COMPANY, L.P. as New England International Equity Fund's new subadviser, succeeding Draycott Partners, Ltd. Under the terms of the proposal, Loomis will assume the day-to-day management of the Fund under the oversight of New England Funds Management on FEBRUARY 14, 1997. Your vote is necessary to make this management change permanent. Loomis is an affiliate of New England Funds Management.

Q. WHY WAS THIS APPROVED BY THE TRUSTEES?

A. Based upon a review of the investment approach and resulting performance record achieved by Draycott Partners, Ltd. as compared to the proposed investment approach used by Loomis, Sayles & Co. and its performance record, the Trustees determined that the arrangement with Loomis Sayles was in the best interests of shareholders.

    As subadviser for New England International Equity Fund, Draycott has produced poor performance relative to the Fund's benchmark, the MSCI Europe, Australasia and Far East (EAFE) Index, as well as to its competitors, since the Fund's inception in May of 1992. It should be noted that Draycott is no longer an affiliate of New England Funds Management.

Q. HOW WILL THIS PROPOSED CHANGE AFFECT THE FUND?

A. Loomis intends to manage the Fund by combining a top-down approach to country selection with a bottom-up approach to choosing stocks. In other words, Loomis will choose investments for the Fund by first selecting countries it feels are attractive, and then searching for the stocks of companies that meet certain criteria. The Loomis international team will use its expertise to invest in a broad universe of countries, including emerging markets.

    Loomis also proposes to invest up to 20% of the Fund's portfolio in international bonds. New England Funds Management believes that this change may enhance the Fund's ability to achieve a higher investment return over time. There can be no assurance, however, that the approval of Loomis as the Fund's subadviser will have this result.

    The management fees payable by the Fund will remain unchanged at 0.90% on the first $200 million of the Fund's average daily net assets, 0.85% on assets between $200 million and $500 million, and 0.80% on assets in excess of $500 million.

YOUR VOTE COUNTS
    Your vote is extremely important, no matter how many shares of the Fund you own. Voting promptly is also important, as it will reduce the need to send you another proxy package or to contact you by phone. If we do not receive enough votes, we will need to resolicit shareholders -- an added expense to the Fund. You may receive a call from D.F. King, a proxy solicitation firm, to remind you to return your proxy ballot(s).

    Thank you for your cooperation in voting on this important proposal. Should you have any questions, please call 800-225-5478 to speak with an Investor Service and Marketing Representative who will be happy to answer your questions.


                        Sincerely,


                        Henry L.P. Schmelzer
                        President and CEO

                    NEW ENGLAND INTERNATIONAL EQUITY FUND

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                APRIL 3, 1997

To the Shareholders:

    Notice is hereby given that a Special Meeting of Shareholders of New England International Equity Fund (the "Fund"), a series of New England Funds Trust I (the "Trust"), will be held at the offices of New England Funds, L.P., 399 Boylston Street, Boston, Massachusetts 02116, on Thursday, April 3, 1997 at 2:30 p.m. (Eastern time), for the following purposes:


    1. To approve or disapprove a new Sub-Advisory Agreement relating to the Fund between New England Funds Management, L.P. and Loomis, Sayles & Company, L.P.


    2. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

                    By order of the President of the Trust,

                    ROBERT P. CONNOLLY, Secretary

February 17, 1997
--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT

--------------------------------------------------------------------------------

PLEASE FILL IN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                    NEW ENGLAND INTERNATIONAL EQUITY FUND

                               PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees of New England Funds Trust I (the "Trust") for use at the Special Meeting of Shareholders of New England International Equity Fund (the "Fund"), a series of the Trust, to be held at the offices of New England Funds, L.P. ("NEF"), 399 Boylston Street, Boston, Massachusetts 02116, on April 3, 1997 at 2:30 p.m. (Eastern time), and at any adjournment or adjournments thereof (the "Meeting"). This proxy statement and its enclosures are being mailed to shareholders beginning on or about February 17, 1997. A copy of the Fund's most recent Annual Report and any more recent Semi-Annual Report may be obtained without charge by writing to NEF at the above address or by calling (800) 225-5478.

    All shareholders of record on February 3, 1997, the record date for determining shareholders entitled to vote at the Meeting (the "Record Date"), are entitled to one vote for each share of beneficial interest of the Fund held as of that date. The number of shares of beneficial interest of the Fund issued and outstanding as of the Record Date was 11,997,933.


    Timely, properly executed proxies will be voted as you instruct. If no choice is indicated, proxies will be voted in favor of Proposal 1 set forth in the attached Notice of Meeting. At any time before it has been voted, the enclosed proxy may be revoked by the signer by a written revocation received by the Secretary of the Trust, by properly executing a later-dated proxy or by attending the Meeting, requesting return of any previously delivered proxy and voting in person.


    The costs of solicitation of proxies will be borne by the Fund. Solicitation of proxies by personal interview, mail, telephone and telegraph may be made by officers and Trustees of the Trust and employees of NEF. In addition, the firm of D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies, at a cost to the Fund which is not expected to exceed $25,000, plus reimbursement of such firm's out-of-pocket expenses.

    The Trustees recommend that the shareholders of the Fund approve a new Sub-Advisory Agreement (the "New Sub-Advisory Agreement") between New England Funds Management, L.P. ("NEFM") and Loomis, Sayles & Company, L.P. ("Loomis Sayles"). The New Sub-Advisory Agreement is substantially similar to the sub-advisory agreement dated August 30, 1996 (the "Draycott Sub-Advisory Agreement"), which was until recently in effect between NEFM and Draycott Partners, Ltd. ("Draycott"), except that the New Sub-Advisory Agreement provides for a lower sub-advisory fee payable by NEFM to Loomis Sayles than was payable by NEFM to Draycott under the Draycott Sub-Advisory Agreement, and that references to Draycott have been changed to Loomis Sayles. The New Sub-Advisory Agreement does not affect the management fee paid by the Fund to NEFM.

ADVISORY AGREEMENT
    NEFM began acting as the Fund's adviser on December 29, 1995, and currently acts as the Fund's adviser pursuant to an advisory agreement (the "Advisory Agreement") dated August 30, 1996. The Trustees of the Trust approved the Advisory Agreement at a meeting held on October 27, 1995, and the Fund's shareholders approved the Advisory Agreement at a meeting held on December 28, 1995. Prior to December 29, 1995 Draycott acted as the Fund's adviser.


    Under the Advisory Agreement, NEFM has overall advisory and administrative responsibility with respect to the Fund. The Advisory Agreement also provides that NEFM will, subject to NEFM's rights to delegate such responsibilities to other parties, provide to the Fund both (1) portfolio management services (defined to mean managing the investment and reinvestment of the assets of the Fund, subject to the supervision and control of the Trustees) and (2) administrative services (defined to mean furnishing or paying the expenses of the Fund for office space, facilities and equipment, services of executive and other personnel of the Trust and certain other administrative and general management services). Under the Advisory Agreement, the annual fee rate payable by the Fund to NEFM is 0.90% of the first $200 million of the Fund's average daily net assets, 0.85% of the next $300 million of such assets and 0.80% of any such assets in excess of $500 million. Currently, however, NEFM voluntarily reduces its management fee and, when necessary, bears certain expenses in order to limit the Fund's expenses to an annual rate of 1.75% of the average daily net assets of the Fund's Class A shares, 2.50% of the average daily net assets of the Fund's Class B and Class C shares and 1.15% of the average daily net assets of the Fund's Class Y shares. This voluntary limitation can be terminated by NEFM at any time. The Advisory Agreement and this voluntary expense limitation will remain in effect under the New Sub-Advisory Agreement described below.


OLD SUB-ADVISORY AGREEMENT
    Until February 14, 1997, NEFM delegated to Draycott its responsibility under the Advisory Agreement to provide portfolio management services to the Fund pursuant to the Draycott Sub-Advisory Agreement. The Draycott Sub-Advisory Agreement was approved by the Trustees of the Trust at a meeting held on October 27, 1995 and was last submitted to the Fund's shareholders for approval on December 28, 1995. The purpose of such submission was to approve the continuance of the Advisory Agreement and the Draycott Sub-Advisory Agreement following a change of control of Draycott and NEFM. The Draycott Sub-Advisory Agreement provided for sub-advisory fees payable by NEFM to Draycott at an annual rate of 0.54% of the first $200 million of the Fund's average daily net assets, 0.49% of the next $300 million of such assets and 0.44% of any such assets in excess of $500 million. Draycott agreed to waive a portion of its subadvisory fee from NEFM and, if necessary, to reimburse NEFM for a portion of the expenses of the Fund borne by NEFM, in an amount equal to such percentage of the cost to NEFM of NEFM's voluntary management fee reduction and expense assumption described above as is determined by dividing (A) the amount of subadvisory fees that Draycott would have been entitled to receive under the Draycott Sub-Advisory Agreement in the absence of such reduction and expense assumption, by (B) the total amount of management fees that the Fund would have been obligated to pay to NEFM in the absence of such management fee reduction and expense assumption.

NEW SUB-ADVISORY AGREEMENT
    Based on a review of the investment approach used by Draycott in managing the Fund's portfolio, the Fund's performance record under Draycott's management, the performance record of Loomis Sayles and its portfolio management personnel in managing another international equity mutual fund and the performance of other international equity funds, NEFM recommended and the Trustees of the Trust determined that it would be appropriate for Loomis Sayles to assume responsibility for the day-to-day management of the Fund's portfolio. Thus, upon the recommendation of NEFM, the Trustees voted on January 31, 1997 to terminate the Draycott Sub-Advisory Agreement as of the close of business on February 14, 1997 and to approve the New Sub-Advisory Agreement, by which NEFM appointed Loomis Sayles to act as sub-adviser to the Fund beginning at such time. Draycott has consented to the termination of the Draycott Sub-Advisory Agreement as of the close of business on February 14, 1997. The New Sub-Advisory Agreement is subject to approval by the Fund's shareholders, which approval ordinarily must be obtained before such an agreement takes effect. However, the New Sub-Advisory Agreement went into effect on February 14, 1997, pursuant to a rule of the Securities and Exchange Commission which under certain circumstances allows such agreements to take effect, and to remain in effect for up to 120 days, without receiving prior shareholder approval. The Trustees recommend that the shareholders approve the New Sub-Advisory Agreement.

    In determining to approve the appointment of Loomis Sayles as sub-adviser to the Fund and to recommend the New Sub-Advisory Agreement for shareholder approval, the Trustees considered the qualifications of Loomis Sayles and its personnel to provide portfolio management services to the Fund. The Trustees also reviewed information about Loomis Sayles' proposed approach to managing the Fund's portfolio. Loomis Sayles combines a top down country selection approach with a bottom up stock picking strategy. Loomis Sayles selects countries it deems attractive for investment based upon factors such as the price-to-earnings multiple, earnings growth rate, and price-to-book ratio of the equity markets of these countries, and selects stocks in those markets based on factors such as the price-to-earnings ratio and earnings growth rate.

    In conjunction with the appointment of Loomis Sayles as subadviser, the Trustees of the Trust have approved amendments to the Fund's investment policies to permit the Fund, beginning at the close of business on February 14, 1997, to invest up to 20% of its assets in bonds issued or guaranteed by foreign governments (including their political subdivisions, agencies, authorities and/or instrumentalities), issued by supranational agencies or issued by foreign companies, including but not limited to convertible debt and below investment grade or nonrated debt. This change in the Fund's investment policies is not subject to shareholder approval.

    Loomis Sayles has informed the Fund that, shortly after it commences managing the Fund's portfolio, it will restructure the Fund's portfolio over time to reflect Loomis Sayles' judgments as to country weightings and stock selection. Loomis Sayles estimates that the costs of this restructuring, which will be paid by the Fund, could equal approximately 1% of the Fund's net asset value. Based on the Fund's net asset value at January 31, 1997, these estimated costs would be approximately $1,855,000. There can be no assurance that actual costs would not be significantly higher or lower than this estimate. Restructuring costs will consist primarily of brokerage fees and dealer spreads or markups related to purchasing and selling securities for the Fund's portfolio. These amounts are treated as capital items, rather than operating expenses. They will thus reduce the Fund's net asset value, rather than increase its operating expenses. The costs of holding the Meeting, estimated at $77,000, are in addition to these restructuring costs and will be borne by the Fund, regardless of whether the New Sub-Advisory Agreement is approved.


    The New Sub-Advisory Agreement. A copy of the New Sub-Advisory Agreement is set forth as Exhibit A to this Proxy Statement. The following description of the New Sub-Advisory Agreement is qualified in its entirety by reference to the full text of the Agreement.

    The New Sub-Advisory Agreement, which is dated February 14, 1997, requires Loomis Sayles to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of NEFM. Under the terms of the New Sub-Advisory Agreement, Loomis Sayles is authorized to effect portfolio transactions for the Fund, using its own discretion and without prior consultation with NEFM. Loomis Sayles will be required to report periodically to NEFM and the Trustees of the Trust. The New Sub-Advisory Agreement provides that NEFM shall compensate Loomis Sayles at the annual rate of 0.40% of the first $200 million of the Fund's average daily net assets and 0.35% of any such assets in excess of $200 million. Loomis Sayles has agreed to waive payment of this sub-advisory fee by NEFM through February 14, 1998. This waiver by Loomis Sayles will benefit NEFM, and will not reduce the management fee paid by the Fund to NEFM.

    The New Sub-Advisory Agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund and (ii) by vote of a majority of the Trustees who are not "interested persons," as that term is defined in the Investment Company Act of 1940 (the "1940 Act"), of the Trust, NEFM or Loomis Sayles, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New Sub-Advisory Agreement must be approved by NEFM and Loomis Sayles and, if required by law, by vote of a majority of the outstanding voting securities of the Fund and by a majority of the Trustees who are not such interested persons, cast in person at a meeting called for the purpose of voting on such approval. The New Sub-Advisory Agreement may be terminated without penalty by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon sixty days' written notice, or by Loomis Sayles or NEFM upon ninety days' written notice, and will terminate automatically in the event of its assignment. The New Sub-Advisory Agreement will automatically terminate if the Advisory Agreement is terminated. The New Sub-Advisory Agreement provides that Loomis Sayles shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

COMPARISON OF THE OLD AND NEW ARRANGEMENTS
    The new management arrangements for the Fund differ from the previous arrangements in the following important respects:

    1. Loomis Sayles is now responsible for day-to-day management of the Fund's investment operations, succeeding Draycott.


    2. Loomis Sayles will be entitled to receive sub-advisory fees, paid by NEFM, at an annual rate of 0.40% of the first $200 million of the Fund's average daily net assets and 0.35% of any such assets in excess of $200 million (although Loomis Sayles has agreed to waive such fees through February 14, 1998). Under the Draycott Sub-Advisory Agreement, NEFM paid Draycott a sub-advisory fee at the annual rate of 0.54% of the first $200 million of the Fund's average daily net assets, 0.49% of all such assets between $200 million and $500 million and 0.44% of any such assets in excess of $500 million. As of January 31, 1997, the Fund's net assets were $185,450,535. In 1996 NEFM paid sub-advisory fees of $1,296,732 to Draycott; in the absence of the fee reduction and expense assumption described above under "Old Sub-Advisory Agreement," such fees would have amounted to $1,448,628. If the New Sub-Advisory Agreement had been in effect during 1996, the sub-advisory fees payable by NEFM to Loomis Sayles would have been $1,063,305, or 26.6% less than the sub-advisory fees payable to Draycott under the Draycott Sub-Advisory Agreement (without giving effect either to the fee reduction/ expense assumption by Draycott or to Loomis Sayles' voluntary agreement to waive its fee in its entirety until February 14, 1998).

    3. As explained above, the Fund's investment strategies have been revised to permit the Fund to invest up to 20% of its assets in bonds.


INFORMATION ABOUT NEFM
    NEFM is a limited partnership. Its sole general partner, NEF Corporation, is a wholly-owned subsidiary of NEIC Holdings, Inc. ("NEIC Holdings"), which is a wholly-owned subsidiary of New England Investment Companies, L.P. ("NEIC"). NEF Corporation is also the sole general partner of NEF, which is the principal underwriter for the Fund. NEIC owns the entire limited partnership interest in each of NEF and NEFM. The sole general partner of NEIC is New England Investment Companies, Inc. ("NEIC Inc."), which is a wholly-owned subsidiary of Metropolitan Life Insurance Company ("MetLife") through MetLife's wholly-owned subsidiary, MetLife New England Holdings, Inc. MetLife owns indirectly a majority of the outstanding limited partnership interest in NEIC.


    The principal executive officer of NEF and NEFM is Henry L.P. Schmelzer, who is the President and a Trustee of the Trust and whose principal occupation is his positions with NEF and NEFM. The address of NEF, NEFM, NEF Corporation, NEIC Holdings, NEIC, NEIC Inc. and Mr. Schmelzer is 399 Boylston Street, Boston, Massachusetts 02116. The address of MetLife New England Holdings, Inc.
and MetLife is One Madison Avenue, New York, New York 10010.


INFORMATION ABOUT LOOMIS SAYLES
    Loomis Sayles is a limited partnership. Its sole general partner, Loomis, Sayles & Company, Incorporated ("LCSI"), is a wholly-owned subsidiary of NEIC Holdings. NEIC owns the entire limited partnership interest in Loomis Sayles. The principal executive officer of Loomis Sayles is Robert Blanding, whose principal occupation is his position with Loomis Sayles. The address of Loomis Sayles and LSCI is One Financial Center, Boston, Massachusetts 02111. Mr. Blanding's address is 465 First Street West, Sonoma, California 95476.


    Loomis Sayles acts as investment adviser to the following other mutual fund that has similar investment objectives and policies to the Fund, for compensation at the annual fee rate of the corresponding average net assets levels of that fund set forth in the table below. The table also sets forth the net assets of that other fund at December 31, 1996:

                                   NET ASSETS OF
                                   OTHER FUND
OTHER FUND WITH                    (IN MILLIONS)
SIMILAR OBJECTIVE                  AT 12/31/96         ANNUAL FEE RATE
--------------------------------------------------------------------------------
Loomis Sayles International        $90,662,435         0.75% of all assets+
  Equity Fund


------------
+Loomis Sayles has voluntarily agreed, for an indefinite period, to reduce its advisory fees and/or bear expenses of the Loomis Sayles International Equity
 Fund to the extent necessary to limit total operating expenses of each class of shares of such Fund to specified annual percentage rates of such Fund's average net assets.

PORTFOLIO TRANSACTIONS AND BROKERAGE
    Loomis Sayles selects only brokers or dealers which it believes are financially responsible and will provide efficient and effective services in executing, clearing and settling an order. Loomis Sayles will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account. Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of Loomis Sayles, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.


    Receipt of research services from brokers may sometimes be a factor in selecting a broker which Loomis Sayles believes will provide best execution for a transaction. These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce Loomis Sayles' expenses. Such services may be used by Loomis Sayles in servicing other client accounts and in some cases may not be used with respect to the Fund. Receipt of services or products other than research from brokers is not a factor in the selection of brokers. Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., Loomis Sayles may, however, consider purchases of shares of the Fund by customers of broker-dealers as a factor in the selection of broker-dealers to execute the Fund's securities transactions.


    In placing orders for the purchase and sale of securities for the Fund, Loomis Sayles may cause the Fund to pay a broker-dealer that provides the brokerage and research services to Loomis Sayles an amount of commission for effecting a securities transaction for the Fund in excess of the amount another broker-dealer would have charged for effecting that transaction. Loomis Sayles must determine in good faith that such greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of that particular transaction or Loomis Sayles' overall responsibilities to the Trust and its other clients. Loomis Sayles' authority to cause the Fund to pay such greater commissions is also subject to such policies as the Trustees of the Trust may adopt from time to time.


CERTAIN PAYMENTS TO AFFILIATES
    In addition to advisory fees payable to NEFM, the Fund compensates NEF (an affiliate of NEFM and Loomis Sayles) for providing various services to the Fund and its shareholders. In 1996, these payments amounted to $495,021 for transfer agency services, $316,834 for service and distribution (Rule 12b-1) fees for Class A shares, $513,700 for service and distribution (Rule 12b-1) fees for Class B shares, $10,445 for service and distribution (12b-1) fees for Class C shares and $51,077 for the provision of certain legal and accounting services. In addition, in 1996 NEF received from the Fund's shareholders $493,414 in sales charges (including contingent deferred sales charges on Class A and B shares). These arrangements are not affected in any way by the New Sub-Advisory Agreement.

CERTAIN TRUSTEES AND OFFICERS OF THE TRUST
    The following persons are both (1) Trustees or officers of the Trust and (2) officers or employees of NEFM (or officers or directors of that firm's corporate general partner): Henry L.P. Schmelzer, Bruce Speca, Frank Nesvet and Robert P. Connolly. In addition, Peter S. Voss, President and Chief Executive Officer of NEIC, is a Trustee and an officer of the Trust.


SHAREHOLDERS AS OF THE RECORD DATE
    As of the Record Date, the following persons owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), the following numbers of shares of each class of shares of the Fund, representing the indicated percentage of the outstanding shares of such class:


      CLASS                      SHAREHOLDER                   NUMBER OF SHARES         PERCENT
      -----                      -----------                   ----------------         -------
Class Y           First North Bank                                  963,033             30.89%
                  P.O. Box 64010
                  St. Paul, MN 55164
Class Y           Walker Art Center                                 454,507             14.58%
                  Vineland Place
                  Minneapolis, MN 55403
Class Y           The New England                                   345,048             11.07%
                  Progress Sharing Plan
                  501 Boylston Street
                  Boston, MA 02116
Class Y           The New England                                   340,590             10.92%
                  Agents' Retirement Plan
                  501 Boylston Street
                  Boston, MA 02116
Class Y           The New England                                   211,400              6.78%
                  Agents' Deferred Compensation
                  Plan
                  501 Boylston Street
                  Boston, MA 02116
Class Y           Stonehill College                                 189,394              6.07%
                  Endowment Fund
                  320 Washington Street
                  North Easton, MA 02357
Class Y           Norwest Bank                                      182,241              5.84%
                  Minnesota NA
                  733 Marquette Avenue
                  Minneapolis, MN 55402
Class Y           South County Hospital                             178,204              5.72%
                  Foundation
                  100 Kenyon Avenue
                  Wakefield, RI 02879
Class Y           NEIC Master Retirement Trust                      176,672              5.67%
                  P.O. Box 755
                  Boston, MA 02117

    As of the Record Date, the officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund.


TRUSTEE ACTION; REQUIRED SHAREHOLDER VOTE
    At a meeting held on January 31, 1997, the Trustees of the Trust voted unanimously to approve the New Sub-Advisory Agreement and to terminate the Draycott Sub-Advisory Agreement, each effective February 14, 1997, on which date Loomis Sayles began managing the Fund pursuant to the New Sub-Advisory Agreement. If shareholders approve the New Sub-Advisory Agreement, Loomis Sayles will continue to manage the Fund pursuant to the New Sub-Advisory Agreement.


    The required vote for approval of the New Sub-Advisory Agreement is the lesser of (1) 67% of the shares of the Fund represented at the Meeting, if more than 50% of the shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund. If the shareholders of the Fund do not approve the New Sub-Advisory Agreement at the meeting, the Trustees will consider alternative arrangements for the management of the Fund's portfolio, and the New Sub-Advisory Agreement will be terminated not later than 120 days after it took effect.


    THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF THE FUND VOTE TO APPROVE THE PROPOSED NEW SUB-ADVISORY AGREEMENT.

OTHER MATTERS
    Forty percent of the shares of the Fund outstanding on the Record Date, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Trust as tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of the proposal for purposes of determining whether sufficient affirmative votes have been cast. The tellers will count all shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote) for purposes of determining the presence of a quorum. With respect to Proposal 1, abstentions and broker non-votes have the effect of a negative vote on the proposal.

    In the event that a quorum is not present, or if sufficient votes in favor of Proposal 1 are not received by April 3, 1997, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal 1 and will not vote any proxies that direct them to abstain from voting on such Proposal.

    Although the Meeting is called to transact any other business that may properly come before it, the only business that management intends to present or knows that others will present is Proposal 1 mentioned in the Notice of Special Meeting. However, you are being asked on the enclosed proxy to authorize the persons named therein to vote in accordance with their judgment with respect to any additional matters which properly come before the Meeting, and on all matters incidental to the conduct of the Meeting.

SHAREHOLDER PROPOSALS AT FUTURE MEETINGS
    Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials relating to that meeting.

February 17, 1997

                                                                     EXHIBIT A

                    NEW ENGLAND INTERNATIONAL EQUITY FUND

                            SUB-ADVISORY AGREEMENT
                       (LOOMIS, SAYLES & COMPANY, L.P.)


    This Sub-Advisory Agreement (this "Agreement") is entered into as of February 14, 1997 by and between New England Funds Management, L.P., a Delaware limited partnership (the "Manager"), and Loomis, Sayles & Company, L.P., a Delaware limited partnership (the "Sub-Adviser").


    WHEREAS, the Manager has entered into an Advisory Agreement dated August 30, 1996 (the "Advisory Agreement") with New England Funds Trust I (the "Trust"), pursuant to which the Manager provides portfolio management and administrative services to New England International Equity Fund, a series of the Trust (the "Series");

    WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-advisers;

    WHEREAS, the Manager and the Trustees of the Trust desire to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Manager and the Sub-Adviser agree as follows:

    1. Sub-Advisory Services.

    (a) The Sub-Adviser shall, subject to the supervision of the Manager and of any administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of the assets of the Series. The Sub-Adviser shall manage the Series in conformity with (1) the investment objective, policies and restrictions of the Series set forth in the Trust's prospectus and statement of additional information relating to the Series, (2) any additional policies or guidelines established by the Manager or by the Trust's trustees that have been furnished in writing to the Sub-Adviser and (3) the provisions of the Internal Revenue Code (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code), all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Series, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Series may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine.

    (b) The Sub-Adviser shall furnish the Manager and the Administrator monthly, quarterly and annual reports concerning portfolio transactions and performance of the Series in such form as may be mutually agreed upon, and agrees to review the Series and discuss the management of it. The Sub-Adviser shall permit all books and records with respect to the Series to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Sub-Adviser shall also provide the Manager with such other information and reports as may reasonably be requested by the Manager from time to time, including without limitation all material requested by or required to be delivered to the Trustees of the Trust.

    (c) The Sub-Adviser shall provide to the Manager a copy of the Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Series.

    2. Obligations of the Manager.

    (a) The Manager shall provide (or cause the Fund's custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets of the Series, cash requirements and cash available for investment in the Series, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

    (b) The Manager has furnished the Sub-Adviser a copy of the prospectus and statement of additional information of the Series and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Sub-Adviser with minutes of meetings of the Trustees of the Trust applicable to the Series to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Series to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

    3. Custodian. The Manager shall provide the Sub-Adviser with a copy of the Series' agreement with the custodian designated to hold the assets of the Series (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Sub-Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Series shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is taken in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Series shall be delivered directly to the Custodian.

    4. Proprietary Rights. The Manager agrees and acknowledges that the Sub-Adviser is the sole owner of the name and mark "Loomis, Sayles & Company, L.P." and that all use of any designation consisting in whole or part of "Loomis, Sayles & Company, L.P." (a "Loomis Sayles Mark") under this Agreement shall inure to the benefit of the Sub-Adviser. The Manager on its own behalf and on behalf of the Series agrees not to use any Loomis Sayles Mark in any advertisement or sales literature or other materials promoting the Series, except with the prior written consent of the Sub-Adviser. Without the prior written consent of the Sub-Adviser, the Manager shall not, and the Manager shall use its best efforts to cause the Series not to, make representations regarding the Sub-Adviser in any disclosure document, advertisement or sales literature or other materials relating to the Series. Upon termination of this Agreement for any reason, the Manager shall cease, and the Manager shall use its best efforts to cause the Series to cease, all use of any Loomis Sayles Mark(s) as soon as reasonably practicable.

    5. Expenses. Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any organizational, operational or business expenses of the Manager or the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series, and (c) custodian fees and expenses. Any reimbursement of advisory fees required by any expense limitation provision of any law shall be the sole responsibility of the Manager. The Manager and the Sub-Adviser shall not be considered as partners or participants in a joint venture. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement. Neither the Sub-Adviser nor any affiliated person thereof shall be entitled to any compensation from the Manager or the Trust with respect to service by any affiliated person of the Sub-Adviser as an officer or trustee of the Trust (other than the compensation to the Sub-Adviser payable by the Manager pursuant to Section 7 hereof).

    6. Purchase and Sale of Assets. The Sub-Adviser shall place all orders for the purchase and sale of securities for the Series with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 under the 1940 Act in all respects. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Series and/or other accounts serviced by the Sub-Adviser. To the extent consistent with applicable law, the Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to the Series or to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Adviser in managing the Series.


    7. Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Manager shall pay the Sub-Adviser compensation at the annual rate of 0.40 % of the first $200 million of the average daily net assets of the Series that the Sub-Adviser manages and 0.35 % of the amount in excess of $200 million. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Series pursuant to the Advisory Agreement.


    8. Non-Exclusivity. The Manager and the Series agree that the services of the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Series recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Series. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Series or the Manager in any way or otherwise be deemed an agent of the Series or the Manager.

    9. Liability. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Sub-Adviser nor any of its officers, directors, employees or agents (the "Indemnified Parties") shall be subject to any liability to the Manager, the Trust, the Series or any shareholder of the Series for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties or by reason of reckless disregard by the Sub-Adviser of its obligations and duties. The Manager shall hold harmless and indemnify the Sub-Adviser for any loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) arising from any claim or demand by any past or present shareholder of the Series that is not based upon the obligations of the Sub-Adviser under this Agreement.

    10. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and

    (a) unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

    (b) this Agreement may at any time be terminated on sixty days' written notice to the Sub-Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series;

    (c) this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement;

    (d) this Agreement may be terminated by the Sub-Adviser on ninety days' written notice to the Manager and the Trust, or by the Manager on ninety days' written notice to the Sub-Adviser.

    Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

    11. Amendment. This Agreement may be amended at any time by mutual consent of the Manager and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

    12. Certain Definitions. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

    13. General.

    (a) The Sub-Adviser may perform its services through any employee, officer or agent of the Sub-Adviser, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Series shall perform the portfolio management duties described therein until the Sub-Adviser notifies the Manager that one or more other employees, officers or agents of the Sub-Adviser, identified in such notice, shall assume such duties as of a specific date.


    (b) If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.


    (c) This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

                NEW ENGLAND FUNDS MANAGEMENT, L.P.

                By: ----------------------------------------------------------

                Name: --------------------------------------------------------

                Title: -------------------------------------------------------

                LOOMIS, SAYLES & COMPANY, L.P.

                By: ----------------------------------------------------------

                Name: --------------------------------------------------------

                Title: -------------------------------------------------------

Your vote is needed!

Please vote on the reverse side of this form and sign in the space provided. Return your completed proxy in the enclosed envelope today.

You may receive additional proxies for other accounts. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to avoid additional mailings.


NOTE: Please sign exactly as your name appears on this card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partnership, please sign in the partnership name.


The undersigned hereby appoints Henry L.P. Schmelzer, Bruce R. Speca, Frank Nesvet and Robert P. Connolly, and each of them, proxies, with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, at the Special Meeting of Shareholders of New England International Equity Fund on April 3, 1997, at 2:30 p.m. Eastern time, and at any adjournments thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present.


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal. This proxy is solicited on behalf of the Board of Trustees.

[X]   PLEASE MARK VOTES AS IN THIS EXAMPLE


NEW ENGLAND INTERNATIONAL EQUITY FUND
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The Trustees recommend a vote FOR the proposal listed below:

                                            For      Against    Abstain
1.  Proposal to approve new                 [ ]        [ ]        [ ]
    Sub-Advisory Agreement relating to
    the Fund between New England Funds
    Management, L.P. and Loomis, Sayles &
    Company, L.P.

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.

Date ___________________

Shareholder sign here ____________________________

Co-owner sign here ______________________________